UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2017

LION BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-53127	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

999 Skyway Road, Suite 150
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events

Lion Biotechnologies, Inc. (“we” or “us”) previously disclosed that the Securities and Exchange Commission (“SEC”) was conducting an investigation (initially designated as “In the Matter of Galena Biopharma, Inc.” File No. HO 12346 and now known as “In the Matter of Certain Stock Promotions”) and that we were a part of that investigation. The SEC’s investigation, in part, involved the conduct of our former Chief Executive Officer, Manish Singh, during the period between September 2013 and April 2014, and the failure by authors of certain articles about this company to disclose that they were compensated by one of our former investor relations firms. We also previously disclosed that we submitted an offer of settlement to the SEC, as well as the terms of the proposed settlement.

On April 10, 2017, the SEC announced settlements with us and with other public companies and unrelated parties in the In the Matter of Certain Stock Promotion investigation. The announcement can be viewed at the SEC’s website at http://www.sec.gov. Our settlement with the SEC is consistent with our previously disclosed settlement offer (including in our Form 10-K that we filed with the SEC on March 9, 2017), and consists of the following: (i) We agreed, without admitting or denying the findings by the SEC, to the entry of an administrative order that requires us to cease and desist from committing or causing any violations and any future violations of Sections 5(b), 17(a), and 17(b) of the Securities Act of 1933, and of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and (ii) we agreed to pay $100,000 as a civil money penalty. We also agreed to adopt certain internal controls with respect to our investor relations/public relations activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2017	LION BIOTECHNOLOGIES, INC.

By: /s/ GREGORY SCHIFFMAN
Gregory Schiffman, Chief Financial Officer